UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 27, 2009, the Company released earnings information for the quarter and year ended December 31, 2008. A copy of the press release is attached hereto as Exhibit 99-1 and incorporated herein by reference. In the press release, the Company discloses adjusted pretax income and adjusted gross margin for the quarter and year ended December 31, 2008, which are considered “non-GAAP financial measures” under Securities and Exchange Commission rules. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

The press release contains a reconciliation of pretax loss on a GAAP basis to adjusted pretax income (loss) and a reconciliation of gross margin on a GAAP basis to adjusted gross margin. Management believes that the presentation of these measures, as adjusted, is useful to investors because it provides a means of evaluating the Company’s operating performance and results from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many one-time charges, including items that may not affect the Company’s operations, do not meet the strict GAAP definition of unusual non-recurring items.

Item 9.01.	Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
99-1	Press release dated February 27, 2009 issued by Cobra Electronics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Michael Smith
Name:	Michael Smith
Title:	Senior Vice President and Chief Financial Officer

Date: February 27, 2009

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
99-1	Press release dated February 27, 2009 issued by Cobra Electronics Corporation